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                                                               Exhibit 23(d)


                Consent of Legg Mason Wood Walker, Inc.

    We hereby consent to the inclusion of our fairness opinion as part of the Registration Statement of Form S-4 of First Citizens BancShares, Inc.


                                   /s/ Legg Mason Wood Walker, Inc.

                                  (Signature of Legg Mason Wood Walker, Inc.)


            September 19, 1995